Exhibit 3.2

SILICON SOUTH, INC.

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By-Laws

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ARTICLE I MEETINGS OF STOCKHOLDERS

     1. Stockholders meetings shall be held in the office of the Corporation, at Carson City,  NV, or at such other place or places as the  directors  shall from time to time determine.

     2. The annual meeting of the Stockholders of this Corporation shall be held at 11 A.M.,  on the 20th.  day of June of each year  beginning in 2000, at which time there shall be elected by the  Stockholders  of the  Corporation a Board of Directors for the ensuing year, and the  Stockholders  shall transact such other business as shall properly come before them.

     3. A notice  setting out the time and place of such annual meeting shall be mailed postage prepaid to each of the Stockholders of record, at his address and as the same  appears on the stock  book of the  company,  or if no such  address appears,  at his last known place of  business,  at least ten (10) days prior to the annual meeting.

     4. If a quorum is not  present  at the  annual  meeting,  the  Stockholders present,  in person or by proxy,  may  adjourn to such  future  time as shall be agreed upon by them,  and notice of such  adjournment  shall be mailed,  postage prepaid,  to each  Stockholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see  fit,  and no  notice  of such  adjournment  need be given.

     5. Special  meetings of the  Stockholders  may be called at any time by the President;  by all of the Directors provided there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the Corporation.  The Secretary shall send a notice of such called meeting to each  Stockholder of record at least ten (10) days before such meeting,  and such notice shall state the time and place of the meeting, and the object  thereof.  No business shall be transacted at a special meeting except as stated in the notice to the Stockholders, unless by unanimous consent of all the Stockholders  present,  either in person or by proxy, all such stock being represented at the meeting.

     6. A majority of the stock issued and  outstanding,  either in person or by proxy,  shall constitute a quorum for the transaction of business at any meeting of the Stockholders.

     7. Each  Stockholder  shall be entitled to one vote for each share of stock in his own name on the books of the company, whether represented in person or by proxy.

     8. All proxies shall be in writing and signed.

     9. The following order of business shall be observed at all meetings of the Stockholders so far as is practicable:

a. Call the roll;

b. Reading, correcting, and approving of the minutes of the previous meeting;

c. Reports of Officers;

d. Reports of Committees;

e. Election of Directors;

f. Unfinished business; and

g. New business.

ARTICLE II STOCK

     1.  Certificates  of  stock  shall  be in a form  adopted  by the  Board of Directors and shall be signed by the President and Secretary of the Corporation.

     2. All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of shares and the date of issue shall be entered on the company's books.

     3. All  certificates of stock  transferred by endorsement  thereon shall be surrendered  by  cancellation  and new  certificates  issued to the purchaser or assignee.

ARTICLE III DIRECTORS

     1. A Board of  Directors,  consisting  of at least one (1) person  shall be chosen  annually by the  Stockholders  at their meeting to manage the affairs of the company.  The Directors' term of office shall be one year, and Directors may be re-elected for successive annual terms.

     2.  Vacancies on the Board of Directors by reason of death,  resignation or other causes shall be filled by the remaining  Director or Directors  choosing a Director or Directors to fill the unexpired term.

     3. Regular  meetings of the Board of Directors  shall be held at 1 P.M., on the  20th.  day of June of each  year  beginning  in 2000 at the  office  of the company  at  Carson  City,  NV, or at such  other  time or place as the Board of Directors  shall by resolution  appoint;  special  meetings may be called by the President or any Director giving ten (10) days notice to each Director.  Special meetings may also be called by execution of the appropriate waiver of notice and  call when executed by a majority of the Directors of the company.  A majority of the Directors shall constitute a quorum.

     4. The Directors  have the general  management  and control of the business and  affairs  of the  company  and shall  exercise  all the  powers  that may be exercised or performed by the Corporation,  under the statutes,  the Articles of Incorporation,  and the By-Laws.  Such  management will be by equal vote of each member of the Board of Directors with each board member having an equal vote.

     5. A resolution,  in writing, signed by all or a majority of the members of the Board of  Directors,  shall  constitute  action by the Board of Directors to effect  therein  expressed,  with the same  force  and  effect  as  though  such resolution has been passed at a duly convened meeting;  and it shall be the duty of the  Secretary  to record  every such  resolution  in the Minute  Book of the Corporation under its proper date.

ARTICLE IV OFFICERS

     1. The officers of this company shall consist of: a President,  one or more Vice President(s), Secretary, Treasurer, Resident Agent, and such other officers as shall, from time to time, be elected or appointed by the Board of Directors.

     2. The  PRESIDENT  shall  preside at all meetings of the  Directors and the Stockholders  and shall have general  charge and control over the affairs of the Corporation subject to the Board of Directors.  He shall sign or countersign all certificates,  contracts and other  instruments of the Corporation as authorized by the  Board of  Directors  and  shall  perform  all such  other  duties as are incident to his office or are required by him by the Board of Directors.

     3. The VICE PRESIDENT shall exercise the functions of the President  during the absence or  disability  of the President and shall have such powers and such duties as may be assigned to him from time to time by the Board of Directors.

     4. The  SECRETARY  shall issue  notices for all meetings as required by the By-Laws,  shall keep a record of the minutes of the  proceedings of the meetings of the Stockholders and Directors, shall have charge of the corporate books, and shall make such  reports and perform  such other  duties as are  incident to his office,  or  properly  required  of him by the Board of  Directors.  He shall be responsible that the  corporation  complies  with Section  78.105 of the Nevada  Corporation laws and supplies to the Nevada Resident Agent or Registered  Office in Nevada, and maintain, any and all amendments or changes to the By-Laws of the Corporation.  In compliance  with  Section  78.105,  he will also supply to the Nevada Resident Agent or registered  Office in Nevada,  and maintain,  a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number,  if any, where such stock ledger or duplicate stock ledger specified in the section is kept.

    5. The TREASURER shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be  ordered  by the Board of  Directors,  making  proper  vouchers  for such disbursements and shall render to the Board of Directors,  from time to time, as may be required of him, an account of all his  transactions  as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

     6. The RESIDENT  AGENT shall be in charge of the  Corporation's  registered  office in the State of Nevada,  upon whom process against the Corporation may be served and shall perform all duties required of him by statute.

     7. The salaries of all offices shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the board.

     8. Each such officer  shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be re-elected or appointed for successive annual terms.

     9. The Board of Directors may appoint such other officers and agents, as it shall deem  necessary or expedient,  who shall hold their offices for such terms and shall  exercise  such powers and perform such duties as shall be  determined from time to time by the Board of Directors:

ARTICLE V INDEMNIFICATION OF OFFICERS AND DIRECTORS

     1.  The  Corporation  shall  indemnify  any  and all of its  Directors  and Officers,  and its former  Directors  and  Officers,  or any person who may have served  at  the  Corporations  request  as a  Director  or  Officer  of  another Corporation  in  which  it owns  shares  of  capital  stock  or of which it is a creditor,  against  expenses  actually  and  necessarily  incurred  by  them  in connection with the defense of any action,  suit or proceeding in which they, or any of them,  are made  parties,  or a party,  by reason of being or having been Director(s)  or Officer(s)  of the  Corporation,  or of such other  Corporation, except,  in  relation  to  matters as to which any such  director  or officer or former  Director or Officer or person shall be adjudged in such action,  suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification  shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of Stockholders or otherwise.

ARTICLE VI AMENDMENTS

     1.  Any  of  these  By-Laws  may  be  amended  by a  majority  vote  of the Stockholders at any meeting or at any special meeting called for that purpose.

     2. The  Board of  Directors  may  amend  the  By-Laws  or adopt  additional By-Laws, but shall not alter or repeal any By-Law adopted by the Stockholders of the company.

                                                 CERTIFIED TO BE THE BY-LAWS OF:

                                                             SILICON SOUTH, INC.

                                                       By: /s/ Natalie Shahvaran

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                                                                      Secretary